EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of ITEX Corporation dated as of September 22, 2009, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: September 22, 2009	By: /s/ David Polonitza
Name: David Polonitza

By: /s/ Rebecka Polonitza
Name: Rebecka Polonitza

By: /s/ Richard Polonitza
Name: Richard Polonitza

By: /s/ Greta Polonitza
Name: Greta Polonitza

By: /s/ Kirk Anderson
Name: Kirk Anderson

By: /s/ Paul Kim
Name: Paul Kim

By: /s/ Jonathan Polonitza
Name: Jonathan Polonitza

By: /s/ Benjamin Polonitza
Name: Benjamin Polonitza

By: /s/ Rahul Pagidipati
Name: Rahul Pagidipati

PAGIDIPATI FAMILY, LP

By: /s/ Rahul Pagidipati
Name: Rahul Pagidipati, Partner

By: /s/ Devaiah Pagidipati
Name: Dr. Devaiah Pagidipati

CUSIP No. 465647204	Schedule 13D	Page 2 of 2

By: /s/ Rudrama Pagidipati
Name: Dr. Rudrama Pagidipati

MPIC FUND I, LP

By: Corner Market Capital U.S., Inc
General Partner

By: /s/ Alnesh Mohan
Name: Alnesh Mohan, CEO

CORNER MARKET CAPITAL U.S., INC.

By: /s/ Alnesh Mohan
Name: Alnesh Mohan, CEO

MPIC CANADIAN LIMITED PARTNERSHIP

By: Corner Market Management, Inc.
General Partner

By: /s/ Alnesh Mohan
Name: Alnesh Mohan, CEO

CORNER MARKET MANAGEMENT, INC.

By: /s/ Alnesh Mohan
Name: Alnesh Mohan, CEO

CORNER MARKET CAPITAL CORPORATION

By: /s/ Alnesh Mohan
Name: Alnesh Mohan, CEO

/s/ Alnesh Mohan
ALNESH MOHAN

/s/ Sanjeev Parsad
SANJEEV PARSAD

/s/ G.Andrew Cooke
G. ANDREW COOKE